UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 26, 2006

ACCELRYS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-27188	33-0557266
(State or other jurisdiction of	Commission	(I.R.S. Employer
incorporation or organization)	file number	identification number)

10188 Telesis Court, San Diego, California 92121-1761

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (858) 799-5000

N/A

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement.

On September 26, 2006, the Company entered into an amendment to its existing employment agreement with Mathew Hahn, Ph.D. (the “Amendment”).  Commencing October 16, 2006, Dr. Hahn will continue his employment with the Company on a part time basis, as the Company’s Vice President of Platform Strategy and Technologies.  Pursuant to the Amendment, Dr. Hahn is resigning as General Manager of the Company’s SciTegic division and as the Company’s Chief Science and Technology Officer, effective October 15, 2006.  In this new capacity, Dr. Hahn will earn $10,000 per month.  Dr. Hahn will remain eligible for a bonus in accordance with the terms of the Company’s 2007 Management Incentive Plan (the “Plan”) at the rate of 40% of his base salary earned between April 1, 2006 and October 15, 2006.  Any subsequent bonus will be at the discretion of the Company’s Chief Executive Officer.  Severance, if any, owed to Dr. Hahn pursuant to the employment agreement (as amended by the Amendment) shall continue to be calculated based upon an annual base salary of $250,000.

The foregoing description is intended only as a summary of the Amendment and is qualified in its entirety by reference to the full Amendment, a copy of which is attached as Exhibit 99.2 of this Form 8-K.

Additionally, the Company entered into a letter of employment with Frank Brown, Ph.D. (the “Employment Letter”).  Pursuant to the Employment Letter, Dr. Brown will become the Company’s Senior Vice President and Chief Science Officer, effective October 16, 2006.  In such capacity, Dr. Brown will be paid an annual base salary of $240,000 and will be eligible to participate in the Plan, allowing him to earn up to an additional 40% of his annual base salary upon achievement of a combination of corporate and individual performance objectives.  Dr. Brown will also be entitled to participate in the Company’s 401(k) retirement savings plan, and to the standard health, disability, life and vacation benefits offered to the Company’s senior executives.  He may also participate in the Company’s Executive Deferred Compensation Plan, allowing him to defer his annual earnings and earn up to an additional 20% of base salary upon meeting the performance incentive criteria of the plan.  In the event that Dr. Brown’s employment is involuntarily terminated for reasons other than cause or gross misconduct, the Company will be obligated to pay to Dr. Brown a severance payment equal to 12 months of his then-current base salary amount, conditioned upon Dr. Brown’s execution of a separation agreement containing a release of claims, non solicitation and non-competition provisions in favor of the Company.

Upon commencement of employment, the Employment Letter further provides that Dr. Brown will be granted an option to purchase 100,000 shares of the Company’s common stock, priced at the closing price of the Company’s common stock on his employment commencement date and subject to vesting over four years.  Dr. Brown will also receive restricted stock units for 25,000 shares of the Company’s common stock which will vest over a period of three years from his employment commencement date. These equity awards will be made in accordance with the terms of the Company’s Amended and Restated 2004 Stock Incentive Plan and the Company’s applicable stock option and restricted stock agreements.

The foregoing description is intended only as a summary of the material terms of the Employment Letter and is qualified in its entirety by reference to the full Employment Letter, a copy of which is attached as Exhibit 99.3 of this Form 8-K.

Item 8.01.     Other Events

On September 26, 2006, the Company announced the appointment of Dr. Brown as its Senior Vice President and Chief Science Officer, effective October 16, 2006.  A copy of the press release is attached hereto as Exhibit 99.1 of this Form 8-K.

Item 9.01.    Financial Statements and Exhibits.

(d)  Exhibits

Exhibit No.	Description

99.1	Press release dated September 26, 2006

99.2	Second amendment to employment agreement

99.3	Letter of employment

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACCELRYS, INC.

By:	/s/ Mark J. Emkjer
Mark J. Emkjer
President and Chief Executive Officer

Date:  September 28, 2006